UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

Southwest Royalties Institutional Income Fund X-B, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	0-19601	75-2332174
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2011, Ted Gray Jr. and Davis L. Ford were elected to the board of directors of Southwest Royalties Inc., the Managing General Partner of the Partnership.  Messrs. Gray and Ford are also directors of Clayton Williams Energy, Inc., the sole stockholder of Southwest Royalties, Inc.

Southwest Royalties, Inc. expects to name Messrs. Gray and Ford to a special committee of the board of directors to be established to explore possible transactions involving the Partnership.  In connection with their service on the special committee, Southwest Royalties, Inc. intends to enter into an arrangement with Messrs. Gray and Ford pursuant to which they will each be entitled to receive a fee of $10,000 per month beginning June 1, 2011 (with a minimum fee of $30,000) for their service on the special committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: May 26, 2011		Southwest Royalties Institutional Income
Fund X-B, L.P., a Delaware limited partnership

	By:	Southwest Royalties, Inc., Managing
General Partner

	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President